STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”) is dated as of September 20, 2005 by and among Markland Technologies, Inc., a Florida corporation (the “Grantor”), DKR Soundshore Oasis Holding Fund, Ltd. (“Soundshore”) and DKR Soundshore Strategic Holding Fund, Ltd. (“Strategic” and, together with Soundshore, the “Secured Parties”) and Daniel Saks, as agent for each of the Secured Parties (“Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor issued to the Secured Parties those certain Secured 8% Convertible Notes in the initial principal amount of $5,200,000, dated as of September 21, 2004 (each as amended as of the date hereof, collectively, the “September Notes”) and warrants, dated as of September 21, 2004, to acquire shares of the Grantor’s Common Stock (collectively, the “Warrants”) in exchange for certain investments (the “Investments”) made by the Secured Parties in the Grantor.

WHEREAS, to induce the Secured Parties to make the Investments, the Grantor entered into that certain Security Agreement, dated as of September 21, 2004, among the Grantor, E-OIR Technologies, Inc., a Virginia corporation, Ergo Systems Corporation, a Virginia corporation, Science & Technology Research, Inc., a Maryland corporation and the investors signatory thereto (the “Security Agreement”).

WHEREAS, the Grantor has requested that the Secured Parties agree to extend the maturity date of the September Notes (the “Maturity Date Extension”).

WHEREAS, to induce the Secured Parties to agree to the Maturity Date Extension, the Grantor has agreed to (i) issue to the Secured Parties those certain Secured 8% Convertible Notes in the initial principal amount of $277,375, dated as of the date hereof (the “New Notes” and, together with the September Notes, the “Notes”) and (ii) grant a security interest in and to pledge to the Secured Parties all of the Grantor’s right, title and interest in, to and under the Pledged Equity Interests, as defined below, of Technest Holdings, Inc., a Nevada corporation (“Technest”), in each case whether now owned or hereafter acquired.

NOW, THEREFORE, in consideration of the premises and the agreements herein, the parties hereto agree as follows:

1.

Certain Definitions.

(a)

As used in this Agreement, the following terms have the meanings specified below:

“Agent” has the meaning set forth in the preamble, or such other Person as shall have been subsequently appointed as a successor agent pursuant to this Agreement.

“Collateral” has the meaning set forth in Section 2.

 “Grantor” has the meaning set forth in the preamble.

 “Obligations” means (i) the due and punctual payment of (a) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including without limitation in respect of fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor to the Secured Parties, in each case under (A) the Notes and (B) this Agreement, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantor or any other party (other than the Agent and the Secured Parties) under or pursuant to (A) the Notes and (B) this Agreement (including the requirement to timely deliver shares of Common Stock upon a conversion of Notes and exercise of the Warrants).

“Permitted Liens” means the following:

(i)

Any Liens existing on the date hereof and specifically disclosed in Schedule A hereto;

(ii)

Liens in favor of the Secured Parties pursuant to (A) the Notes, (B) the Security Agreement and (C) this Agreement;

(iii)

liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the applicable Grantor maintains adequate reserves;

(iv)

Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business; and

(v)

Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens of the type described in clause (i) above, provided that any extension, renewal or replacement Lien shall be limited to the property (together with any accessions thereto and proceeds thereof) encumbered by any such Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

 “Permitted Prior Liens” means Permitted Liens within the meaning of clauses (i) or (v) of such defined term, in each case to the extent that as a matter of law such Permitted Liens have priority over the Liens granted by this Agreement.

“Pledged Equity Interests” means the Pledged Shares, and all certificates, instruments and other documents, if any, representing or evidencing such Pledged Shares and all interests of the Grantor on the books and records of the issuers of such Pledged Shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Pledged Shares.

“Pledged Shares” means 3,000,000 shares of Technest Common Stock, $.001 par value, currently owned by the Grantor.

“Secured Parties” has the meaning set forth in the preamble.

“Security Interest” has the meaning set forth in Section 2.

“Strategic” has the meaning set forth in the preamble.

“Technest” has the meaning set forth in the Recitals.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

(b)

Terms used in this Agreement but not otherwise defined in this Agreement that are defined in that certain Purchase Agreement, dated as of September 21, 2004, among the Grantor and the investors identified on the signature pages thereto (the “Purchase Agreement”), shall have the respective meanings given such terms in the Purchase Agreement.

(c)

Terms used in this Agreement but not otherwise defined in this Agreement or the Purchase Agreement that are defined in Article 9 of the UCC, including, without limitation, “Instruments” and “Proceeds”,  shall have the respective meanings given such terms in Article 9 of the UCC.

2.

Pledge.  As security for the payment or performance as applicable, in full of the Obligations, the Grantor hereby mortgages, pledges and hypothecates to the Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in and lien on (the “Security Interest”) all of the Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):  (i) all Pledged Equity Interests, and (ii) all Proceeds, products, substitutions, accessions, rents and profits of or in respect of the foregoing.

3.

a)  Representations, Warranties, Covenants and Agreements of the Grantor.  The Grantor represents and warrants to, and covenants and agrees with, the Agent and each of the Secured Parties as follows:

(i)

The Grantor has the requisite corporate power and authority to enter into this Agreement and to otherwise carry out its obligations thereunder.  The execution, delivery and performance by the Grantor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Grantor and no further action is required by the Grantor.  This Agreement has been (or upon delivery will have been) duly executed by the Grantor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(ii)

The Grantor is the sole owner of its rights in the Collateral, free and clear of any Liens (other than Permitted Liens) and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Parties pursuant to this Agreement or in connection with Permitted Liens) covering or affecting any of the Collateral.  So long as this Agreement shall be in effect, the Grantor shall not execute or authorize the filing of in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement or in connection with Permitted Liens) without the consent of the Secured Parties.

(iii)

The Grantor has no knowledge of any claim that any of the Collateral or the Grantor’s use of any Collateral violates the rights of any third party in any material respect or that any Person, other than the Grantor and the Secured Parties, have any interest in the Collateral.

(iv)

The Grantor shall at all times maintain its records relating to the Collateral at its principal place of business and may not relocate such records unless it delivers to the Agent at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps, if any, have been taken to perfect the Security Interest to create in favor of the Agent a valid, perfected and continuing first priority lien in the Collateral, subject only to Permitted Prior Liens.

(v)

This Agreement creates in favor of the Agent a valid security interest in the Collateral, securing the payment and performance of the Obligations, and, upon the delivery to the Agent of all Collateral in respect of which a perfected security interest therein can only be perfected by possession and the making all applicable UCC filings, a perfected first priority security interest in the Collateral, subject only to Permitted Prior Liens.  Except for such UCC filings, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either: (i) for the grant by the Grantor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor or (ii) for the perfection of or exercise by the Secured Parties of their rights and remedies hereunder.

(vi)

On the date of execution of this Agreement, the Grantor authorizes each Secured Party to file one or more financing statements under the UCC with respect to the Security Interest for filing with the jurisdictions indicated on Schedule 3(vi), attached hereto and in such other jurisdictions as the Secured Parties deem necessary.

(vii)

The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Grantor is a party or by which the Grantor is bound.  Except as set forth on Schedule 3(vii), no consent (including, without limitation, from stock holders or creditors of any Grantor) is required for the Grantor to enter into and perform its obligations hereunder, other than consents already obtained by the Grantor.

(viii)

The Grantor shall at all times maintain the Security Interest provided for hereunder as a valid and perfected first priority security interest in the Collateral (subject only to Permitted Prior Liens) in favor of the Agent and insure that such Security Interest remains senior to all existing and hereafter created security interests and Liens, other than Permitted Prior Liens.  The Grantor shall safeguard and protect all Collateral.  The Grantor hereby agrees to defend the same against any and all persons.  At the request of the Agent and/or Secured Parties, the Grantor will authorize and deliver to the Agent at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and/or the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent and/or the Secured Parties to be, necessary to effect the rights and obligations provided for herein.  Without limiting the generality of the foregoing, the Grantor shall pay all fees, taxes and other amounts necessary to maintain the Security Interest hereunder, and the Grantor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(ix)

The Grantor shall, within ten (10) days of obtaining knowledge thereof, advise the Agent, in sufficient detail, of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Agent’s security interest therein.

(x)

The Grantor shall promptly execute and deliver to the Agent and/or the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as necessary, or which the Agents or any Secured Party deems advisable, to perfect, protect or enforce their security interest in the Collateral.

(xi)

The Grantor shall promptly notify the Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Grantor that reasonably would be expected to have a material adverse effect on the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(xii)

The Grantor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where violation is reasonably likely to have a material adverse effect on the Secured Parties’ rights in the Collateral or Secured Parties’ ability to foreclose on the Collateral.

(xiii)

Other than Permitted Liens, the Grantor shall not grant to any person or entity any security interests or Liens in or to any of the Collateral.

(xiv)

The Grantor shall notify the Agent of any change in the Grantor’s name, identity, chief place of business, jurisdiction of organization, chief executive office or residence within 30 days of such change.

(xv)

Schedule 3(xv) sets forth all Pledged Equity Interests consisting of certificated and non-certificated securities included in the Collateral owned or held by or on behalf of the Grantor as of the date of this Agreement.  All Pledged Equity Interests included in the Collateral owned or held by the Grantor or on the Grantor’s behalf have been duly authorized and validly issued and are fully paid and non assessable, and the Grantor is the direct owner, beneficially and of record, thereof, free and clear of all Liens (other than Permitted Liens).

(xvi)

All Pledged Equity Interests consisting of certificated securities, have been delivered to the Agent.  Other than the Pledged Equity Interests that constitute General Intangibles, there are no Pledged Equity Interests other than those represented by certificated securities in the possession of the Agent.

(b)

Registration in Nominee Name; Denominations.  The Grantor hereby agrees that (i) without limiting Section 11, the Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion), upon the occurrence and during the continuance of an Event of Default or if the Agent deems it necessary to effect or continue perfection, to hold, where applicable, all of the Pledged Equity Interests included in the Collateral owned or held by it or on its behalf in the Agent’s own name as pledgee, the name of its nominee (as pledgee or as sub agent) or the name of the Grantor, endorsed or assigned, where applicable, in blank or in favor of the Agent, (ii) at the Agent’s request, the Grantor will promptly give to the Agent copies of any material notices or other written communications received by it with respect to any Pledged Equity Interest included in the Collateral owned or held by it or on its behalf registered in its name and (iii) the Agent shall at all times have the right to exchange any certificates, instruments or other documents representing or evidencing any Pledged Equity Interest included in the Collateral owned or held by or on behalf of the Grantor for certificates, instruments or other documents of smaller or larger denominations for any purpose consistent with this Agreement.

4.

Voting and Dividends.  b)  Unless and until an Event of Default shall have occurred and be continuing:

(i)

the Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Shares included in the Collateral owned or held by it or on its behalf, or any part thereof, for any purpose not in violation of the terms of this Agreement and the other Transaction Documents; provided, however, that the Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Equity Interests or the rights and remedies of any of the Secured Parties under this Agreement or any other Transaction Document or the ability of any of the Secured Parties to exercise the same.

(ii)

The Agent shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subsection (4)(a)(i) and to receive the cash payments it is entitled to receive pursuant to subsection (4)(a)(iii).

(iii)

The Grantor shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Pledged Shares included in the Collateral owned or held by it or on its behalf to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and not otherwise paid in a manner that violates the terms and conditions of the Transaction Documents and applicable laws.  All non cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Shares included in the Collateral owned or held by it or on its behalf, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests in any issuer or received in exchange for any Pledged Shares, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Grantor, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties hereunder and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement).

(b)

Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default:

(i)

all rights of the Grantor to dividends, interest or principal that it is authorized to receive pursuant to subsection (4)(a)(iii) shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable.  All dividends, interest and principal received by or on behalf of the Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Agent, shall be segregated from other property or funds of the Grantor and shall be forthwith delivered to the Agent upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this subsection (4)(b)(i) shall be retained by the Agent in an account to be established in the name of the Agent, for the ratable benefit of the Secured Parties, upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.  Subject to the provisions of this subsection (4)(b)(i), such account shall at all times be under the sole dominion and control of the Agent, and the Agent shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto as set forth in the Transaction Documents. After all Events of Default have been cured or waived, the Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Grantor all cash dividends, interest and principal (without interest) that the Grantor would otherwise be permitted to retain pursuant to the terms of subsection (4)(a)(i) and which remain in such account.

(ii)

All rights of the Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (4)(a)(i), and the obligations of the Agent under subsection (4)(a)(ii), shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Secured Parties, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantor to exercise such rights.  After all Events of Default have been cured or waived, the Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection (4)(a)(i).

5.

Defaults.  Each of the following events shall be an “Event of Default”:

(a)

any representation or warranty of the Grantor in this Agreement shall prove to have been incorrect in any material respect when made or deemed made;

(b)

the failure by the Grantor to observe or perform any of its obligations hereunder for ten (10) business days after receipt by the Grantor of written notice of such failure from any Secured Party;

(c)

the occurrence of an Event of Default under and as defined in the Security Agreement; and

(d)

the occurrence of an Event of Default under and as defined in the Notes.

6.

Rights and Remedies Upon Default.  Upon the occurrence and during the continuation of any Event of Default, the Agent (on behalf of, and for the benefit of itself, and each Secured Party) shall have the right to exercise all of the remedies conferred hereunder and the Agent and the Secured Parties shall have all the rights and remedies of a secured party under the UCC.  Without limitation, the Agent and/or the Secured Parties shall have the following rights and powers upon and during the continuance of an Event of Default:

(a)

The Agent shall have the right to take possession of all tangible manifestations or embodiments of the Collateral and, for that purpose, without breaching the peace enter, with the aid and assistance of any person previously identified to, and approved in writing by, any Grantor, any premises where the Collateral, or any part thereof, is placed and remove the same, and the Grantor shall assemble the Collateral and make it available to the Agent at the Grantor’s premises.

(b)

The Agent shall have the right to assign, sell, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit (for United States Dollars or such other currency as it may choose) or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Grantor or right of redemption of the Grantor, which are hereby expressly waived.  Upon each such sale, assignment or other transfer of Collateral, the Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Grantor, which are hereby waived and released.

(c)

The Agent may, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to this Section, pursuant to the authority provided for in Section 11, execute and deliver on behalf of the Grantor one or more instruments of assignment of the Collateral in form suitable for filing, recording or registration in any jurisdictions as the Secured Parties may determine advisable.

(d)

In the event that any Secured Party shall recover from the Grantor or the Collateral more than its pro rata share of the Obligations owed to all Secured Parties hereunder, whether by agreement, understanding or arrangement with the Grantor or any other Person, set off or other means, such Secured Party shall immediately deliver or pay over to the other Secured Parties their pro rata portion of any such recovery in the form received.

(e)

In view of the position of the Grantor in relation to the Pledged Equity Interests, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Equity Interests permitted hereunder.  The Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Equity Interests, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Equity Interests could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Equity Interests under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  The Grantor recognizes that in light of such restrictions and limitations the Agent may, with respect to any sale of the Pledged Equity Interests, limit the purchasers to those who will agree, among other things, to acquire such Pledged Equity Interests for their own account, for investment, and not with a view to the distribution or resale thereof.  The Grantor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Equity Interests, or any part thereof, shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale.  The Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Equity Interests at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this subsection will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells any such Pledged Equity Interests.

7.

Applications of Proceeds; Expenses.  c)  The proceeds of any such sale, sublicense or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent and/or Secured Parties in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Grantor any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Grantor will be liable for the deficiency.  To the extent permitted by applicable law, the Grantor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Agent and/or Secured Parties.

(b)

The Grantor agrees to pay all out-of-pocket fees, costs and expenses reasonably incurred in connection with any filing required hereunder, including, without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent and/or the Secured Parties.  The Grantor shall also pay all other claims and charges which in the reasonable opinion of the Agent and/or Secured Parties would reasonably be expected to prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Grantor will also, upon demand, pay to the Agent and/or Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent and/ or Secured Parties may incur in connection with the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.

8.

Responsibility for Collateral.  The Grantor assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Grantor hereunder shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unenforceability or unavailability for any reason.

9.

Security Interest Absolute.  In the event that at any time any transfer of any Collateral or any payment received by the Agent or the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Agent or the Secured Parties, then, in any such event, the Grantor’s obligations hereunder shall survive, and shall not be discharged or satisfied by any prior payment thereof, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Grantor waives all right to require the Agent or the Secured Parties to proceed against any other person or to apply any Collateral which the Agent or the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy.  The Grantor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

10.

Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes and any other Obligations held by or in respect of a Secured Party have been made in full or otherwise converted pursuant to the terms thereof and all other Obligations have been indefeasibly paid or discharged in full.  Upon such termination, the Agent and Secured Parties, at the request and at the expense of the Grantor, will join in executing and/or filing any termination statement and other filings with respect to any financing statement or other filing executed and filed pursuant to this Agreement or required for evidencing termination of the Security Interest or this Agreement.

11.

Power of Attorney; Further Assurances.  d)  The Grantor authorizes the Agent and the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Grantor’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Grantor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent or the Secured Parties; (ii) to sign and endorse any UCC financing statement; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Agent and the Secured Parties, and at the Grantor’s expense, at any time, or from time to time, all acts and things which the Agent and the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein, in order to effect the intent of this Agreement, all as fully and effectually as the Grantor might or could do; and the Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement.

(b)

On a continuing basis, the Grantor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule 3(vi), attached hereto, all such instruments, and take all such action as necessary to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent and the Secured Parties the grant or perfection of a first priority security interest in all the Collateral subject to Permitted Liens.

(c)

The Grantor hereby irrevocably appoints the Agent and the Secured Parties as the Grantor’s attorney in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, from time to time in the Agent’s or the Secured Parties’ discretion, to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral.

12.

Agent.  e)  Actions.  The Agent shall at all times act upon and in accordance with written instructions received from the Secured Parties from time to time.  The Agent shall be deemed to be authorized on behalf of each Secured Party to act on behalf of such Secured Party under this Agreement and, in the absence of written instructions from Secured Parties (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section, comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantor.  Each Secured Party agrees to indemnify the Agent (which agreement shall survive any termination of such Secured Party’s percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys’ fees) incurred by the Agent in enforcing the Obligations of the Grantor under this Agreement, in all cases as to which the Agent is not reimbursed by the Grantor; provided, that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent’s gross negligence or willful misconduct.  The Agent shall not be required to take any action hereunder, or to prosecute or defend any suit in respect of this Agreement, unless the Agent is indemnified to its reasonable satisfaction by the Secured Parties against loss, costs, liability and expense.  If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

(b)

Exculpation.  Neither the Agent nor any of its directors, officers, partners, members, shareholders, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement, or in connection herewith or therewith, except for its own willful misconduct or gross negligence or be responsible for the consequences of any error in judgment.  Neither the Agent nor any of its directors, officers, partners, members, shareholders, employees or agents has any fiduciary relationship with any Secured Party by virtue of this Agreement.  The Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of this Agreement, the financial condition of the Grantor or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the financial condition of the Grantor or the existence or possible existence of any default or event of default.  The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have presented by a proper person.

(c)

Obligations Held by the Agent.  The Agent shall have the same rights and powers as any Secured Party and may exercise the same as if it were not the Agent.  The Grantor and each Secured Party hereby waives, and each successor to any Secured Party shall be deemed to waive, any right to disqualify any Secured Party from serving as the Agent or any claim against that Secured Party for serving as Agent.

(d)

Copies, etc.  The Agent shall give prompt notice to each Secured Party of each notice or request required or permitted to be given to the Agent by the Grantor pursuant to the terms of this Agreement.  The Agent will distribute to each Secured Party each instrument and other agreement received for its account and copies of all other communications received by the Agent from the Grantor for distribution to each Secured Party by the Agent in accordance with the terms of this Agreement.  Notwithstanding anything herein contained to the contrary, all notices to and communications with the Grantor under this Agreement shall be effected by each Secured Party through the Agent.

(e)

Resignation of Agent.  Upon (i) 30 days prior written notice to the Grantor and the Secured Parties and (ii) the delivery of the Pledged Shares to the Successor Agent (as defined below), the Secured Parties hereby agree that, without any further action, the Agent shall resign and a new agent shall become the successor Agent hereunder (the “Successor Agent”).  Upon the appointment of such Successor Agent, the Successor Agent shall become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  The Agent hereby covenants and agrees that it shall deliver the Pledged Shares to the Successor Agent promptly after receiving notice of the Successor Agent’s appointment.

(f)

Replacement of Agent.  The Secured Parties may at any time and for any reason replace the Agent with a successor Agent jointly selected by them, upon at least five (5) days written notice to the Grantor.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the terminated Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the terminated Agent shall be discharged from its duties and obligations under this Agreement.

13.

Miscellaneous.  f)  No course of dealing between the Grantor, the Agent and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Agent and/or the Secured Parties, any right, power or privilege hereunder, under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)

All of the rights and remedies of the Agent and the Secured Parties with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement signed by the parties hereto.

(d)

In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)

No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)

This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)

Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)

This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which is governed by a jurisdiction other than the State of New York in which case such law shall govern.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in New York county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

(i)

EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j)

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

MARKLAND TECHNOLOGIES, INC.

STOCK PLEDGE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the date first written above.

Markland Technologies, Inc.

By:

/s/ Robert Tarini

Name: Robert Tarini

Title:  Chief Executive Officer

DKR Soundshore Oasis Holding Fund, Ltd.

By:

/s/ Brad Caswell

Name: Brad Caswell

Title:  Director

DKR Soundshore Strategic Holding Fund, Ltd.

By:

/s/ Brad Caswell

Name: Brad Caswell

Title:    Director

Daniel Saks, Agent

By:

/s/ Daniel Saks

Name:  Daniel Saks

Title:

1

SCHEDULE A
TO STOCK PLEDGE AGREEMENT

PERMITTED LIENS

None

SCHEDULE 3(VI)
TO STOCK PLEDGE AGREEMENT

LIST OF FILING LOCATIONS

GRANTOR	FILING OFFICE
Markland Technologies, Inc.	Florida

SCHEDULE 3(VII)

TO STOCK PLEDGE AGREEMENT

REQUIRED CONSENTS

None

SCHEDULE 3(XV)
TO STOCK PLEDGE AGREEMENT

PLEDGED EQUITY INTERESTS

Issuer	Certificate No. (if Applicable)	Registered Owner	No. and Class of Shares	% of Outstanding Equity Interests of Class
Technest Holdings, Inc.		Markland Technologies, Inc.	3,000,000 shares of Common Stock	Approximately 21%

5